SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2016

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety by reference.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2016, Citizens Community Federal N.A. (the “Bank”), the wholly-owned subsidiary of Citizens Community Bancorp, Inc. (the “Company”) and the Company entered into a written employment agreement effective January 1, 2017 (the “Employment Agreement”) with Mark C. Oldenberg for an 18-month term, ending on June 30, 2018 (or such earlier date as is determined in accordance with the terms of the Employment Agreement) whereby Mr. Oldenberg is to continue to serve in his role as the Chief Financial Officer of the Bank.
Pursuant to the Employment Agreement, Mr. Oldenberg will receive a base salary of $175,000 per year. In addition, Mr. Oldenberg may receive a cash bonus and may receive grants of performance-based restricted stock and options as determined by the board of directors of the Bank. Mr. Oldenberg is also entitled to participate in the Bank’s insurance, health, retirement, and other benefit plans.
As more specifically described and set forth in the Employment Agreement, the Employment Agreement contains certain rights of Mr. Oldenberg and the Bank to terminate Mr. Oldenberg’s employment, including a termination by the Bank for “Cause” as defined in the Employment Agreement. The Employment Agreement specifies certain compensation and benefits following termination of employment, including (1) Mr. Oldenberg’s salary for one (1) year following termination (the “Severance Period”) without cause; and, (2) at the Bank’s election, either (a) cash in an amount equal to the cost to Mr. Oldenberg of obtaining all health, life, disability and other fringe benefits (which may include bonuses at the discretion of the board of directors of the Bank) that Mr. Oldenberg would have been eligible to participate during the Severance Period based upon the benefit levels substantially equal to those that the Bank provided for Mr. Oldenberg at the date of the termination of employment, or (b) continued participation under such Bank benefit plans during the Severance Period, but only to the extent Mr. Oldenberg continues to qualify for participation in those benefit plans.
The Employment Agreement also contains such other terms and conditions that are usual and customary to agreements of this nature, including covenants regarding confidentiality, noncompetition and non-solicitation during and after the term of Mr. Oldenberg’s employment. The description of the Employment Agreement herein is qualified in its entirety by reference to the full text of the Employment Agreement with Mr. Oldenberg, which is included with this Form 8-K as Exhibit 10.1.
Mr. Oldenberg does not have any family relationships with any directors or executive officers of the Company or Bank subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.            Description of Exhibit

10.1	Employment Agreement by and between Citizens Community Federal N.A., Citizens Community Bancorp, Inc. and Mark C. Oldenberg entered into on October 4, 2016 with an effective date of January 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: October 6, 2016	By:	/s/ Stephen Bianchi
Stephen Bianchi
President & Chief Executive Officer